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                                                                 Exhibit 10.10.4

                                FOURTH AMENDMENT

                                       to

                             2000 STOCK OPTION PLAN

                                       of

                           DAYTON SUPERIOR CORPORATION

         Section 2.1 (a) of the 2000 Stock Option Plan of Dayton Superior Corporation (the "Plan") hereby is amended in its entirety, effective as of February 10, 2004, to read as follows:

         "2.1     Shares Subject to Plan.

                       (a) The shares of stock subject to Options shall be shares of the Company's Common Stock. The aggregate number of such shares which may be issued upon exercise of such Options shall not exceed 769,254 as adjusted pursuant to Section 8.3. The shares of Common Stock issuable upon exercise of such Options may be either previously authorized but unissued shares or treasury shares."

         The foregoing amendment to the Plan was approved by the directors of Dayton Superior Corporation (the "Company") acting at a meeting duly called and held on February 10, 2004 and shall be submitted to the shareholders of the Company for approval within 12 months after the date of such meeting.

         Except as expressly set forth above, the Plan is not hereby modified or amended and shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the undersigned has executed this Fourth Amendment as of the date first set forth above.

                                        DAYTON SUPERIOR CORPORATION

                                        By: /s/ Stephen R. Morrey
                                            --------------------------
                                             Name:  Stephen R. Morrey
                                             Title: President and Chief
                                                    Executive Officer